Exhibit 99.1 Steadfast Income REIT, Inc. Valuation and Portfolio Update as of December 31, 2018 Securities distributed by Stira Capital Markets Group, LLC, member FINRA/SIPC

Forward-Looking Statements The information contained herein should be read in conjunction with, and is qualified by, the information in the Steadfast Income REIT, Inc. (“Steadfast Income REIT”, “SIR” or the “Company”) Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (the "SEC") on March 15, 2019 (the "Annual Report"), including the "Risk Factors” section contained in the Annual Report. Forward-Looking Statements Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Steadfast Income REIT intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of Steadfast Income REIT and members of its management team as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Steadfast Income REIT undertakes no obligation to update or revise forward- looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. Steadfast Income REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. The appraisal methodology for Steadfast Income REIT's real estate properties was performed by CBRE Capital Advisors, Inc., an independent, third-party real estate valuation firm (“CBRE") according to the appraisal methodology approved by the Company’s Board of Directors to assist the Company’s Board of Directors in establishing an estimated value of the Company’s common stock. Such appraisal methodology was addressed solely to the Company’s Board of Directors and is based on certain assumptions and limitations. Even small changes to the assumptions used to determine the estimated value per share could result in significant differences in the appraised values of Steadfast Income REIT's real estate properties and the estimated value per share. Actual events may cause the value and returns on Steadfast Income REIT's investments to be less than that used for purposes of Steadfast Income REIT's estimated value per share. 2

Portfolio Overview As of December 31, 2018 Total Acquisitions (Purchase Price): $1.02 Billion Wholly-Owned Assets: 35 Assets Number of Homes: 9,442 States: 10 Total Leverage (loan to value): 57% Occupancy: 94.3% 3

Valuation Information Third-Party Valuation • Steadfast Income REIT engaged CBRE to provide property-level and aggregate valuation analysis on the Company’s real estate properties and to provide a range of the estimated value per share of the Company’s common stock (the "EVPS Range''). CBRE utilized its appraisals of Steadfast Income REIT's real estate properties and valuations performed by Steadfast Income REIT’s external advisor, Steadfast Income Advisor, LLC (the “Advisor”), of the Company's cash, other assets, mortgage debt and other liabilities, which are disclosed in the Annual Report, to determine the EVPS Range. • The estimated value per share is based on the estimated value of the Company's assets less the estimated value of the Company's liabilities divided by the number of shares outstanding, all as of December 31, 2018. The estimated value per share approximates the mid-range value of the EVPS Range as indicated in CBRE's valuation report, was recommended by the Advisor and is based on CBRE's appraisals and the Advisor's valuations. • CBRE and/or its affiliates primarily relied on a discounted cash flow analysis method to appraise the real estate properties, but used and considered other methods, including a direct capitalization and a sales comparison approach. • Steadfast Income REIT expects to continue updating the estimated value per share annually, utilizing an independent valuation firm. • CBRE and its affiliates are not responsible for the determination of the estimated value per share of the Company. CBRE made numerous assumptions and its valuation materials were not addressed to the public and should not be relied upon by any other person. CBRE’s valuation report does not constitute a recommendation by CBRE to purchase or sell any shares in the Company and should not be represented as such. 4

Valuation Summary Estimated $ Values as of December 31, 2018 December 31, 2017 Real Estate1 $1,259,489,904 $1,527,895,815 Cash 154,192,443 171,228,485 Other Assets 4,490,319 39,863,907 Assets Total Assets $1,418,172,666 $1,738,988,207 Mortgage Debt 681,095,544 878,382,692 Other Liabilities 35,395,090 39,507,167 Incentive fee2 ̶ 2,429,119 Total Liabilities $716,490,634 $920,318,978 Liabilities Net Equity $701,682,032 $818,669,229 1 Real estate value includes the value of SIR’s 10% interest in a joint venture reported under the equity accounting method. 2 Consistent with the Institute for Portfolio Alternatives’ (the “IPA”) guidelines (the “IPA Valuation Guidelines”), the reported incentive fee is a hypothetical estimate of the fee that would be paid to the Advisor if the portfolio was liquidated (as defined in the Company’s operating documents) at year end. 5

2018 Change in Net Assets 2018 Change in Net Assets1 NAV Per Share ($ in millions) Beginning Net Assets December 31, 2017 $818.7 $10.84 Real Estate2 (268.4) (3.36) Mortgage Debt3 197.3 2.51 Other Net Assets & Liabilities4 27.0 0.38 Incentive Fee 2.4 0.03 Special Distribution5 (75.3) (1.00) Ending Net Assets December 31, 2018 $701.7 $9.40 1 During 2018, shares outstanding decreased by 0.8 million shares from 75.5 million shares at year end 2017 to 74.7 million shares at year end 2018. 2 Change in real estate includes reduction from the sale of assets, increase from the acquisition of assets, increase in value of assets and capital expenditures. SIR sold a 90% interest in 8 assets and contributed the remaining 10% to the joint venture with Blackstone Real Estate Income Trust, Inc. in January 2018 in exchange for a 10% interest in the joint venture. 3 Change in mortgage debt includes pay off of debt related to asset sales, other loan pay offs, principal payments, financing of new acquisitions, proceeds from refinancing and debt mark-to-market. 4 Change in other net assets & liabilities is primarily attributable to the increase in cash from sale of assets during 2018. 5 In May 2018, the Company paid stockholders a special distribution of $1.00 per share. 6

Offering Price History Steadfast Income REIT’s effective estimated value per share (taking into account the special distribution) has consistently been above the offering prices in its public offering.1 Public Offering Time Period Distribution Reinvestment Plan Price Per Share Price Per Share July 13, 2010 – September 9, 2012 $10.00 $9.50 September 10, 2012 – $10.24 $9.73 December 20, 20132 Effective estimated value per share as of December 31, 2018: $10.403 1 SIR’s estimated value per share was first determined as of December 31, 2014. The estimated value per share is determined in accordance with IPA Valuation Guidelines. See “Stockholder Performance.” 2 Distribution reinvestment plan price per share was applicable until October 31, 2014, when the DRIP was suspended. 3 Effective estimated value per share adds the $1.00 special distribution to the estimated value per share of $9.40 as of December 31, 2018. 7

Distribution History & Current Yield • Cumulative distributions per share range from $4.54/share for late investors to $6.90/share for early investors, and includes a special distribution of $1.00/share declared in April 2018 and paid in May 2018.1 • The annualized distribution and annual yield during 2018 are summarized below: Period Annualized Effective Purchase Annual Yield distribution Price2 Jan 1, 2018—Mar 31, 2018 $0.72 $10.00 7.17% $10.24 7.00% Apr 1, 2018—Jun 30, 2018 $0.61 $10.00 6.14% $10.24 6.00% Jul 1, 2018—Dec 31, 2018 $0.55 $9.00 6.16% $9.24 6.00% 1 Early investor investment date is as of the beginning of the first month of distributions in August 2010 and late investor investment date is as of the beginning of the last month of the public offering in December 2013. 2 Effective Purchase Price reflects the actual purchase price, adjusted for the $1.00 special distribution paid to stockholders of record as of the close of business on April 20, 2018. 8

Stockholder Performance Steadfast Income REIT provides an estimated value per share to assist broker-dealers that participated in its public offerings in meeting their customer account statement reporting obligations. This valuation was performed in accordance with the provisions of and comply with the IPA Valuation Guidelines. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share of Steadfast Income REIT's common stock, and this difference could be significant. The estimated value per share is not audited and does not represent the fair value of the Company's assets less the fair value of the Company's liabilities according to GAAP. Accordingly, with respect to the estimated value per share, Steadfast Income REIT can give no assurance that: • a stockholder would be able to resell his or her shares at the estimated value per share; • a stockholder would ultimately realize distributions per share equal to the Company’s estimated value per share upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company; • the Company’s shares of common stock would trade at the estimated value per share on a national securities exchange; • another independent third-party appraiser or third-party valuation firm would agree with the Company’s estimated value per share; or • the methodology used to determine the Company’s estimated value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements. The estimated value per share as of December 31, 2018, is based on the estimated value of Steadfast Income REIT's assets less the estimated value of SIR’s liabilities divided by the number of shares outstanding, all as of December 31, 2018. The value of Steadfast Income REIT's shares will fluctuate over time in response to developments related to individual assets in its portfolio and the management of those assets, in response to the real estate and finance markets and due to other factors. The estimated value per share does not reflect a discount for the fact that Steadfast Income REIT is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share also does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of the Company's debt obligations or the impact of restrictions on the assumption of debt. Steadfast Income REIT currently expects to utilize an independent valuation firm to update the estimated value per share as of December 31, 2019. 9

Stockholder Performance Hypothetical Performance of Early and Late Investors Estimated Value Per Share Plus Cumulative Distributions Per Share Estimated Value Per Share As of Cumulative Distributions Per Share Sum of Estimated Value Per Share December 31, 2018 Received through December 31, 2018 and Cumulative Distributions Per Share Received through December 31, 2018 Early Investor: Invested When Distributions Began to Accrue (August 2010) $9.40 $6.90 $16.30 Late Investor: Invested at Close of Public Offering (December 2013) $9.40 $4.54 $13.94 10

Stockholder Performance Hypothetical Performance of Early and Late Investors1 Estimated Value Per Share Plus Cumulative Distributions Per Share 1 Total return is defined as share value reported in accordance with IPA Valuation Guidelines as a going concern (before sales transaction costs, disposition fees and loan prepayment penalties) plus cumulative distributions per share assuming all distributions were paid in cash (i.e., no dividend reinvestment). Steadfast Income REIT determined an estimated value per share as of September 10, 2012, and as of each calendar year end from 2014 through 2018. Prior to the first valuation, the reported share value reflects the then-applicable offering price. Early investor investment date is as of the beginning of the first month of distributions in August 2010 and late investor investment date is as of the beginning of the last month of the public offering in December 2013. 11

2019 Goals & Objectives • Maintain portfolio occupancy • Actively manage portfolio to increase net cash flow and NAV • Selectively sell assets in order to provide capital to: • Reposition SIR by investing in stronger markets and assets • Make capital improvements to existing assets • Pay-down debt and/or • Return capital to investors • Pursue incremental capital markets transactions to offer periodic monetization events for investors and growth capital for SIR 12

Stockholder Communication • 1099’s sent in January 2019 • Account statements will reflect new estimated value per share of $9.40 beginning with March 2019 statements mailed in April 2019 • Stockholder letter included with Annual Report will be mailed in April explaining new estimated value per share • Estimated value per share visible through DST will be updated to show new estimated value • While Steadfast Income REIT cannot control reporting of custodians, we believe (based on inquiries) they will report the new estimated value per share. - It's possible that some custodians will take longer to report the estimated value per share than others and also that some may first require reporting of the estimated value per share from a third-party data provider. 13

Thank you! If you have any questions, contact your financial advisor or contact us at: STIRA Capital Markets Group, LLC 18100 Von Karman, Suite 500 Irvine, CA 92612 (877) 525-7264 14